UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2016

GENESCO INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)

(615) 367-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On May 13, 2016, Genesco Inc. (the “Company”) entered into an Amendment and Termination of the Second Amended and Restated Rights Agreement (the “Amendment”) with Computershare Trust Company, N.A. (the “Rights Agent”), which amended that certain Second Amended and Restated Rights Agreement, dated as of August 8, 2010, between the Company and the Rights Agent (the “Rights Agreement”).

The Amendment accelerates the expiration date of the Company’s preferred share purchase rights issued pursuant to the Rights Agreement (the “Rights”) from the close of business on March 30, 2020 to the close of business on May 13, 2016, such that, as of 5:00 p.m., New York City time, on May 13, 2016, the Rights expired and are no longer outstanding and the Rights Agreement terminated.

A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Rights Agreement is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2010 and is incorporated herein by reference. The foregoing description of the Amendment and Rights Agreement does not purport to be completed and is qualified in its entirety by reference to the Amendment and the Rights Agreement.

ITEM 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

ITEM 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

ITEM 9.01. Financial Statements and Exhibits.
(d)       Exhibits:

Exhibit Number	Description

4.1	Amendment and Termination of the Second Amended and Restated Rights Agreement, dated as of May 13, 2016, between Genesco Inc. and Computershare Trust Company, N.A., as Rights Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesco Inc.

By:    /s/ Roger G. Sisson
Name:    Roger G. Sisson
Title:    Senior Vice President,
Secretary and General Counsel
 Date: May 13, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment and Termination of the Second Amended and Restated Rights Agreement, dated as of May 13, 2016, between Genesco Inc. and Computershare Trust Company, N.A., as Rights Agent.